UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Morningstar, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2011 Annual Meeting and Proxy Statement

	Letter from Joe Mansueto, CEO & Chairman
	Notice of Annual Meeting
	Proxy Statement

01	Questions and Answers About the Annual Meeting and the Proxy Materials	35	Proposal 4: An Advisory Vote on the Frequency of Votes on Executive Compensation

04	Proposal 1: Election of Directors	36	Proposal 5: Ratification of Appointment of Independent Registered Public Accounting

13	Security Ownership of Certain Beneficial Owners and Management	37	Audit Committee Report

15	Compensation Discussion and Analysis	39	Principal Accounting Firm Fees

22	Compensation Committee Report	40	Certain Relationships and Related Party Transactions

22	Compensation Committee Interlocks and Insider Participation	40	Section 16(a) Beneficial Ownership Reporting Compliance

23	Executive Compensation	41	Shareholder Proposals or Nominations

27	Equity Compensation Plan Information	41	Obtaining Our Financial Statements

28	Proposal 2: Approval of the Morningstar, Inc. Stock Incentive Plan	42	Communicating With Us

34	Proposal 3: An Advisory Vote on Executive Compensation	43	Appendix A: Morningstar, Inc. 2011 Stock Incentive Plan

April 7, 2011

Dear Shareholder:

We will hold our 2011 Annual Shareholders’ Meeting at 9 a.m. Central time on Tuesday, May 17, 2011 at our corporate headquarters at 22 West Washington Street in Chicago, Illinois. We look forward to your participation, either in person or by proxy.

At this year’s meeting, the agenda includes the following items:

• Election of directors.

• Approval of the Morningstar, Inc. 2011 Stock Incentive Plan.

• Advisory vote on executive compensation.

• Advisory vote on the frequency of votes on executive compensation.

• Ratification of the appointment of our independent registered public accounting firm.

Please refer to the proxy statement for detailed information on each of the proposals and the meeting.

Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted on at the meeting.

If you have any questions concerning the meeting or the proposals, please contact our Investor Relations department at (312) 696-6621. For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, LLC, through its website at www.computershare.com/contactUS or by phone at (866) 303-0659 (within the United States and Canada) or (312) 588-4659 (outside the United States and Canada). You can view your Morningstar stock holdings electronically and perform other transactions by enrolling in Computershare’s Investor Center at www.computershare.com.

Sincerely,

Joe Mansueto

Chairman of the Board and Chief Executive Officer

Morningstar, Inc.
Notice of Annual Shareholders’ Meeting
To be held on May 17, 2011

Dear Shareholder:

You are cordially invited to attend our 2011 Annual Shareholders’ Meeting, which will be held at 9 a.m. Central time on Tuesday, May 17, 2011 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602.

We are holding the annual meeting for the following purposes:

•  To elect the director nominees identified in this proxy statement to hold office until the next annual shareholders’ meeting or until their respective successors have been elected or appointed.

•  To approve the Morningstar, Inc. 2011 Stock Incentive Plan.

•  To hold an advisory vote on executive compensation.

•  To hold an advisory vote on the frequency of votes on executive compensation.

•  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current year.

•  To transact other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

The proxy statement, which follows this notice, fully describes these items. We have not received notice of other matters to be presented at the annual meeting.

You may vote at the annual meeting and any postponements or adjournments of the meeting if you were a shareholder of record as of the close of business on March 18, 2011, the record date for the meeting. For 10 days prior to the annual meeting, a list of shareholders entitled to vote will be available for inspection at our corporate headquarters, 22 West Washington Street, Chicago, Illinois 60602.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. For further details, see How do I vote? on page two.

Richard E. Robbins

General Counsel and Corporate Secretary

Chicago, Illinois

April 7, 2011

Proxy Statement

Our Board of Directors (the Board) solicits your proxy for the 2011 Annual Shareholders’ Meeting to be held at 9 a.m. Central time on Tuesday, May 17, 2011 at our corporate headquarters at 22 West Washington Street in Chicago, Illinois 60602 and at any postponement or adjournment of the meeting, for the purposes set forth in the Notice of Annual Shareholders’ Meeting included with this proxy statement. We made copies of this proxy statement available to shareholders beginning on April 7, 2011.

Questions and Answers About the
Annual Meeting and the Proxy Materials

Where is the annual meeting?

We will hold the annual meeting at 9 a.m. Central time on Tuesday, May 17, 2011 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602. When you arrive in the lobby, check in at the security desk and take the elevator directly to the seventh floor to reach the auditorium. You will need to present a photo ID when you check in at the security desk. We will have signs posted that direct you to the appropriate location. We will not permit cameras or other recording devices in the auditorium.

Why did I receive a notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On April 7, 2011 we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how you may access the proxy materials on the Internet and how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the annual meeting?

Shareholders will elect the Board to serve until our next annual meeting and also be asked to approve the Morningstar, Inc. 2011 Stock Incentive Plan, to approve our executive compensation, to vote on the frequency of votes on executive compensation, and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for this year. We do not expect any other matters to be presented at the meeting. If other matters are properly presented for voting at the meeting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the annual meeting?

Shareholders of record as of the close of business on March 18, 2011 are entitled to vote at the meeting. On that date, there were 50,097,038 outstanding shares of common stock.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

Morningstar, Inc. 2011 Proxy Statement	01

How many votes are required to elect directors and adopt proposals?

The election of each director nominee, approval of the Morningstar, Inc. 2011 Stock Incentive Plan, approval of our executive compensation, and ratification of the appointment of KPMG as our independent registered public accounting firm each require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. The option receiving the most votes regarding the frequency of votes on executive compensation will be considered by the Board as the shareholders’ recommendation as to the frequency of future votes on executive compensation. A majority of the shares entitled to vote on a matter, whether present in person or by proxy, will constitute a quorum for consideration of that matter at the meeting.

How many votes am I entitled to per share?

Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted upon at the meeting.

How do I vote?

If you are a shareholder of record, you may vote in person at the meeting. If you do not wish to vote in person or if you will not be attending the meeting, you may vote by telephone, or over the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested a printed copy of the proxy materials by mail, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials.

If you are a beneficial owner of shares and you wish to vote in person at the meeting, you must obtain a legal proxy from your broker, bank, or other shareholder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting. If you do not wish to vote in person or if you will not be attending the meeting, you may vote by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. If you received a printed copy of the proxy materials by mail, you should have received a proxy card and voting instructions from the shareholder of record of your shares.

If you are a shareholder of record and submit a signed proxy card but do not fill out the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•     FOR the election of the director nominees listed in Proposal 1: Election of Directors.

•     FOR the approval of the Morningstar, Inc. 2011 Stock Incentive Plan.

•     FOR the approval of our executive compensation.

•     FOR a frequency of EVERY THREE YEARS for future votes on executive compensation.

•     FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the current year.

What is the effect if I abstain from voting on a matter or my broker withholds my vote?

For the election of directors, approval of the Morningstar, Inc. 2011 Stock Incentive Plan, approval of the vote on executive compensation, ratification of the appointment of KPMG as our independent registered public accounting firm, and for the purpose of determining whether the shareholders have approved other matters, abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Abstentions will have no effect on the proposal regarding the frequency of votes on executive compensation. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

02	Morningstar, Inc. 2011 Proxy Statement

Should I submit a proxy even if I plan to attend the annual meeting?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. If you attend the meeting and are a shareholder of record, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the meeting.

Can I revoke my proxy?

You may revoke your proxy at any time prior to the completion of voting at the meeting by voting in person at the meeting or by delivering instructions prior to the meeting by mail to Richard Robbins, General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. If you are a beneficial owner, you must contact your broker, bank, or other holder of record to revoke any prior voting instructions.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the expense of soliciting proxies. Our directors, officers, and other employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. They will not be compensated for soliciting proxies. We are required to request that brokers and nominees who hold stock in their names furnish our proxy material to the beneficial owners of the stock, and we must reimburse those brokers and nominees for the expenses of doing so in accordance with applicable statutory fee schedules.

Will a replay of the annual meeting be available?

If you miss the meeting, you can view a videotaped replay at http://www.corporate.morningstar.com until November 30, 2011.

Morningstar, Inc. 2011 Proxy Statement	03

Proposal 1:
Election of Directors

Our nominees for election as directors include six independent directors, as defined in the applicable rules for companies traded on the Nasdaq Global Select Market (NASDAQ), and two members of our senior management team. Each director serves a one-year term, as described below, with all directors subject to annual election.

At the recommendation of the Nominating and Corporate Governance Committee, the Board nominated each person listed below to serve as a director for the term beginning at the annual meeting on May 17, 2011 and ending with the annual meeting to be held in 2012 or until his or her successor, if any, is elected or appointed. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee.

If any director nominee is unable or unwilling to stand for election at the time of the annual meeting, the persons named as proxies may vote either for a substitute nominee designated by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board believes that each nominee will be able and willing to serve if elected as a director.

Recommendation of the Board

The Board recommends that you vote FOR the election of each of the following nominees.

Name	Age	Position
Joe Mansueto	54	Chairman of the Board and Chief Executive Officer
Don Phillips	48	President, Fund Research and Director
Cheryl Francis	57	Director
Steve Kaplan	51	Director
Bill Lyons	55	Director
Jack Noonan	63	Director
Paul Sturm	64	Director
Hugh Zentmyer	64	Director

Joe Mansueto

Joe Mansueto founded Morningstar in 1984. He has served as our chairman since our inception, and as our chief executive officer from inception to 1996 and from 2000 to the present. He holds a bachelor’s degree in business administration from The University of Chicago and a master’s degree in business administration from The University of Chicago Booth School of Business.

Don Phillips

Don Phillips has been one of our managing directors since 2000 and in 2009 became president of fund research. He is responsible for overseeing our research on mutual funds, exchange-traded funds, and alternative investments. He joined us in 1986 as our first analyst. He served as our vice president and publisher from 1991 to 1996, as our president from 1996 to 1998, and as our chief executive officer from 1998 to 2000. He has served on the Board since August 1999. He also serves on the board of directors of Morningstar Japan. He holds a bachelor’s degree in English from the University of Texas and a master’s degree in American literature from The University of Chicago.

Cheryl Francis

Cheryl Francis was elected to the Board in July 2002. She has been co-chairman, Corporate Leadership Center, since August 2008 and vice-chairman from 2002 to August 2008. She has been an independent business and financial advisor since 2000. From 1995 to 2000, she served as executive vice president and chief financial officer of R.R. Donnelley & Sons Company, a print media

04	Morningstar, Inc. 2011 Proxy Statement

company. She currently serves as a member of the board of directors of HNI Corporation and Aon Corporation, as well as a trustee for Cornell University. She holds a bachelor’s degree from Cornell University and a master’s degree in business administration from The University of Chicago Booth School of Business.

Steve Kaplan

Steve Kaplan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. Since 1988, he has been a professor at The University of Chicago Booth School of Business where he currently is the Neubauer Family Professor of Entrepreneurship and Finance. He holds a bachelor’s degree in applied mathematics and economics from Harvard College and a Ph.D. in business economics from Harvard University. He currently serves as a member of the board of directors of Accretive Health, Inc. and on the board of trustees of the Columbia Acorn Funds.

Bill Lyons

Bill Lyons was appointed to the Board in September 2007. He served as president and chief executive officer of American Century Companies, Inc., an investment management company, from September 2000 until his retirement in March 2007. From 1987 to 2000, he served in other capacities at American Century Companies, Inc., including as general counsel, chief operating officer, and president. He currently serves as a member of the board of directors of NIC Inc. and The NASDAQ Stock Market LLC. He holds a bachelor’s degree in history from Yale University and a juris doctor degree from Northwestern University School of Law.

Jack Noonan

Jack Noonan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. He is a private investor and served as transition executive of International Business Machines Corporation, a leading manufacturer of information technologies, from October 2009 to December 2009. From January 1992 to October 2009, he served as president and chief executive officer of SPSS Inc, a software company specializing in predictive analytics. From January 2008 to October 2009, he also served as chairman of the board of directors of SPSS Inc. He currently serves as a member of the board of directors of Lionbridge Technologies, Inc.

Paul Sturm

Paul Sturm served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. He is a private investor and wrote a monthly column on investing for Smart Money magazine between 1992 and 2006. From 1985 to 1989, he was assistant managing editor at Business Week. From 1980 until 1985, he held a similar position at Forbes. Prior to that, he worked as a business writer for a variety of publications based in New York, Washington, and London. He holds a bachelor’s degree in economics from Oberlin College and a master’s degree in journalism from Columbia University. He received a juris doctor degree from Georgetown University Law Center.

Hugh Zentmyer

Hugh Zentmyer was appointed to the Board in January 2010. He served as executive vice president of Illinois Tool Works Inc., a diversified manufacturer of industrial systems and components, from 1995 until his retirement in January 2009. He holds a bachelor’s degree in accounting from the University of Cincinnati and a master’s degree in business administration from Xavier University.

Morningstar, Inc. 2011 Proxy Statement	05

Board of Directors and Corporate Governance

We have adopted a set of Corporate Governance Guidelines to allocate duties and authority between the Board and our management team. These guidelines reflect the Board’s commitment to monitor policies and decision-making at both the Board and management levels, with the goal of enhancing shareholder value over the long-term. The shareholders elect the Board and vote on extraordinary matters. Our Board currently consists of eight directors. The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the chief executive officer, as directors. The current Board members include six independent directors and two members of our senior management team.

Independent Directors

Each of our directors, other than Joe Mansueto and Don Phillips, qualifies as independent under NASDAQ requirements. The NASDAQ independence rules preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the company. In reaching its conclusion that each of our non-employee directors is independent, the Board has determined that none of our non-employee directors has a relationship with the company that would interfere with the exercise of his or her independent judgment.

In making this determination, the Board reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they relate to the company. For Cheryl Francis, the Board considered ordinary course transactions between the company and Aon Corporation, where she is a member of the board of directors, and ordinary course transactions between the company and the Corporate Leadership Center, where she is co-chairman. For Steve Kaplan, the Board considered ordinary course transactions between the company and Columbia Acorn Funds, where he is a member of the board of trustees, and a charitable contribution of $25 million to be paid over time by Joe Mansueto to support the construction of a new library at the University of Chicago and a charitable contribution of $250,000 to be paid over time by Don Phillips to the University of Chicago, where Steve is a professor. For Bill Lyons, the Board considered ordinary course transactions between the company and American Century Companies, Inc. and Bill’s equity interest in American Century Companies, Inc., where he served as president and chief executive officer until March 2007, and ordinary course transactions between the company and The NASDAQ Stock Market LLC, where he is a director. For Frank Ptak, who did not stand for re-election at the 2010 annual meeting, the Board considered that his son, Jeff Ptak, is employed by Morningstar Investment Services, Inc., a wholly owned subsidiary of the company. Jack Noonan, Paul Sturm, and Hugh Zentmyer do not have any relationships involving the company other than their positions as members of the Board.

The Board has determined that each member of the Audit Committee qualifies as independent under special standards established by the SEC for members of audit committees. The Board has also determined that each Audit Committee member has sufficient knowledge to read and understand the company’s financial statements and to serve on the Audit Committee. Additionally, the Board has determined that Cheryl Francis, the Chair of the Audit Committee, qualifies as an audit committee financial expert under the relevant SEC rules. This designation is related to Cheryl’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon her any duties, obligations, or liabilities that are greater than those generally imposed on her as a member of the Audit Committee and the Board. Her designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any member of the Audit Committee or the Board.

The Nominating and Corporate Governance Committee has certain oversight responsibilities imposed by the Dodd-Frank Wall Street Reform and Consumer Protect Act (the Dodd-Frank Act) that pertain to Realpoint, LLC, a Nationally Recognized Statistical Rating Organization and one of the company’s subsidiaries. The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under special standards established by the Dodd-Frank Act applicable to board committees with those oversight responsibilities. The Dodd-Frank Act requires that the oversight committee have at least one user of credit ratings. The Board has determined that Bill Lyons, a member of the Nominating and Corporate

06	Morningstar, Inc. 2011 Proxy Statement

Governance Committee, is a user of credit ratings within the meaning of the Dodd-Frank Act. This designation is related to Bill’s experience and understanding with respect to certain matters pertaining to credit ratings. The designation does not impose upon him any duties, obligations, or liabilities that are greater than those generally imposed on him as a member of the Nominating and Corporate Governance Committee and the Board. His designation as a user of credit ratings does not affect the duties, obligations, or liabilities of any member of the Nominating and Corporate Governance Committee or the Board.

Board Responsibilities and Structure

The primary responsibilities of the Board are to provide oversight, counseling, and direction to our management team in the long-term interests of the company and our shareholders. The Board’s responsibilities include: selecting and regularly evaluating the performance of the chief executive officer, planning for chief executive officer succession and monitoring succession planning for other senior executives, overseeing the conduct of our business to evaluate whether the business is being properly managed, risk oversight, and overseeing the processes for maintaining the integrity of our financial statements and other public disclosures and compliance with law and ethics. The chief executive officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to certain extraordinary corporate actions.

The Board is responsible for determining the roles of the chairman of the board and chief executive officer. The Board recognizes that in some circumstances there can be great value in having separate individuals serve as chairman and chief executive officer. However, the Board’s position has been that having Joe Mansueto serve as both chairman and chief executive officer is in the best interest of the company and its shareholders at this point in time given the nature and size of our business, the company’s current management needs, the composition of the current board, and Joe’s position as founder and controlling shareholder of the company. The Board would consider making a change to the combined chairman and chief executive officer structure if it determined that would be the best course of action for the company, but it believes this structure has been working well.

The Board has not designated a lead director; however, the independent directors may choose from among them a lead director with respect to any matter. The practice of allowing the independent directors to determine who among them will be responsible with respect to any matter has been working well for the Board. The Chair of the Nominating and Corporate Governance Committee works closely with the chairman to set the agenda for each Board meeting and serves as a liaison between the chairman and the independent directors.

The Board and its committees meet throughout the year on a set schedule. From time to time as appropriate, the Board and its committees also hold special meetings and may act by written consent. Board agendas include regularly scheduled sessions for the independent directors to meet without management present. The independent directors determine who among them will be responsible for chairing sessions for the independent directors. The Board has delegated various responsibilities and authority to different Board committees, as described below. These committees regularly report on their activities and actions to the full Board. Board members have access to all of our employees outside of Board meetings.

Board’s Role in Risk Oversight

The Board’s role in the company’s risk oversight process involves both the Audit Committee and the full Board. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure and the steps that management has taken to monitor and control them. Management identifies and prioritizes enterprise-wide risks. On an annual basis, the full Board receives a presentation by management on enterprise risk, including operational, financial, legal and regulatory, and strategic and reputational risks. Additional reporting on enterprise risks is conducted as needed or as requested by the Board. The Board believes its oversight of risk is enhanced by its current leadership structure as discussed above because our chief executive officer, who is ultimately responsible for the company’s management of risk, also chairs regular board meetings, and with his in-depth knowledge and understanding of the company, is best able to bring key business issues and risks to the Board’s attention.

Morningstar, Inc. 2011 Proxy Statement	07

Risk Considerations in our Compensation Program

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. In reaching this determination, we have taken into account the following design elements of our compensation policies and practices: the mixture of cash and equity-based compensation incents an appropriate balance between short-term and long-term risk, multi-year vesting of equity awards encourages employees to focus on the long-term operational and financial performance of the company, and the use of stock ownership requirements for our executive officers not only aligns their interests with shareholders but also discourages behavior that is focused only on the short-term.

Attendance at Board, Committee, and Annual Shareholders’ Meetings

The Board held six meetings in 2010. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the annual meeting. In 2010, each director attended all of the meetings of the Board and the committees on which he or she served, except that Cheryl Francis missed one Compensation Committee meeting, Don Phillips missed one Board meeting, and Frank Ptak, who did not stand for re-election at last year’s annual meeting, missed one Board meeting and one Nominating and Corporate Governance Committee meeting prior to last year’s annual meeting. Each of the directors then in office attended our 2010 annual meeting.

Board Committees and Charters

The Board currently has standing Audit, Compensation, and Nominating and Corporate Governance Committees and appoints the members to each of these committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under NASDAQ standards. Each Board committee has a written charter approved by the Board. A copy of each charter is available on our Investor Relations website at http://global.morningstar.com/US/InvestorRelations in the Corporate Governance section. The table below shows the members of each committee as of the date of this proxy statement, and the number of meetings held by each committee during 2010.

Director	Audit	Compensation	Nominating and Corporate Governance
Joe Mansueto
Don Phillips
Cheryl Francis	Chair	Member
Steve Kaplan	Member	Chair	Member
Bill Lyons	Member	Member	Member
Jack Noonan		Member
Paul Sturm	Member		Chair
Hugh Zentmyer			Member
2010 Meetings	10	8	4

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions and is directly responsible for appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm. We describe the responsibilities and activities of the Audit Committee in greater detail in the Audit Committee Report on page 37.

Compensation Committee

The Compensation Committee reviews and determines salaries, incentive plan awards, and other matters relating to compensation of our executive officers, other than the chief executive officer, based on feedback from our chief executive officer about the individual’s performance and overall contribution to the company. It also makes recommendations to the Board concerning compensation for the chief executive officer. The Compensation Committee administers our equity-based compensation plans, including reviewing and granting equity-based awards to our executive officers and other employees. The Compensation Committee also reviews and determines various other Morningstar compensation policies and related matters. The Compensation Committee makes recommendations to the Board concerning our compensation practices for non-employee directors. The

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Compensation Committee may, in its discretion and only to the extent permitted by law, delegate its authority to a subcommittee of the Compensation Committee. The Compensation Committee may engage its own outside advisors as it deems appropriate. In 2010, the Compensation Committee retained an independent compensation consultant, Deloitte Consulting LLP, to review the company’s executive compensation program. We discuss additional information about the Compensation Committee, its activity during 2010, and related matters in the Compensation Discussion and Analysis section, which begins on page 15.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company; understanding of our business; education and professional background, including current employment and other board memberships; and reputation for integrity. Although the company has no policy regarding diversity, the Nominating and Corporate Governance Committee and the Board believe that it is essential that the individual Board members represent diverse opinions, perspectives, personal and professional experiences, and backgrounds. The Nominating and Corporate Governance Committee reviews these factors and others it considers useful in the context of the perceived needs of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board.

Consideration of new Board nominee candidates involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2010, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Corporate Governance Committee will consider candidates proposed by shareholders. The Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. A shareholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to Richard Robbins, General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the appropriate size, performance, composition, duties, and responsibilities of the Board and each of its committees. The Nominating and Corporate Governance Committee also reviews and reports to the Board on a periodic basis on corporate governance matters and is responsible for overseeing the Dodd-Frank Wall Street Reform and Consumer Protection Act corporate governance requirements that pertain to Realpoint, LLC, a Nationally Recognized Statistical Rating Organization and one of the company’s subsidiaries.

Director Qualifications

Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. We describe certain individual qualifications and skills that led the Board to conclude that each person should serve as a director below. Additional details on our director nominees are set forth in their biographies beginning on page four.

•                  As the founder and controlling shareholder of the company, Joe Mansueto’s knowledge of all aspects of the business and its history position him well to serve as our chairman and chief executive officer.

•                  Don Phillips brings to the Board an in-depth understanding of the investment industry. He is a public advocate for investors, with more than 25 years of experience in analyzing and commenting on investing trends.

Morningstar, Inc. 2011 Proxy Statement	09

•                  Cheryl Francis is an experienced financial leader. Her experience serving as the chief financial officer of a public company makes her a valuable asset, both on our Board and as Chair of the Audit Committee. Cheryl also currently serves on the board of two other public companies and qualifies as an audit committee financial expert under the relevant SEC rules.

•                  Steve Kaplan has an extensive background in academia. As a professor, his research and teaching focus on issues in private equity and entrepreneurial finance. His expertise is valuable in analyzing our business and potential acquisitions. Steve also currently serves on the board of another public company.

•                  As the former chief executive officer of a private investment management company, Bill Lyons has extensive experience in the mutual fund industry. Both through his work in the mutual fund industry and as a member of the investment committee of two private foundations, Bill has experience with respect to relevant matters pertaining to credit ratings that will help the Nominating and Corporate Governance Committee fulfill its oversight responsibilities relating to Realpoint. His business acumen and knowledge of the mutual fund industry provide our Board with unique insight and a keen perspective on the priorities of and challenges facing our customers. Bill also currently serves on the board of another public company.

•                  As the former chief executive officer of a public company, Jack Noonan offers a wealth of management experience and business understanding. Jack’s exposure to the complex issues facing a global provider of software makes him a valuable component of our Board. Jack also currently serves on the board of another public company.

•                  Paul Sturm brings to the Board his unique perspective as a financial journalist, a comprehensive understanding of the investment media, as well as a deep understanding of our people, culture, and products.

•                  With his years of experience working at a large decentralized company, Hugh Zentmyer brings to the Board his understanding of what makes businesses work effectively and efficiently. He has experience leading businesses with worldwide operations that market their products through multiple channels. His international strategic acquisition experience fits well with our company’s emphasis on global expansion as part of its growth strategy.

Limitation on Other Board Service

We require that our directors who are currently serving as the chief executive officer or other executive officer of a public company serve on a total of no more than three public company boards. We require that our directors who are not currently serving as a chief executive officer or other executive officer of a public company serve on no more than four public company boards.

Communications from Shareholders to the Board

Shareholders may communicate with the Board by writing to Richard Robbins, General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our general counsel and corporate secretary to forward correspondence only to the intended recipients; however, the Board has also instructed him to review the correspondence prior to forwarding it and, in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, he may forward some of the correspondence elsewhere in the company for review and possible response.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. We have posted the guidelines on our Investor Relations website at http://global.morningstar.com/US/InvestorRelations in the Corporate Governance section.

10	Morningstar, Inc. 2011 Proxy Statement

Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

•     The Board believes five to 12 board members is an appropriate size based on our present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

•     The Board may fill Board vacancies. Directors appointed by the Board serve only until the next election of directors unless elected by the shareholders to a further term at that time.

•     The Board believes that, except during periods of temporary vacancies, a substantial majority of its directors must be independent. In determining the independence of a director, the Board applies the relevant NASDAQ requirements and applicable laws and regulations.

•     The Board believes that non-employee directors who have served on the Board for 12 full one-year terms, whether those 12 one-year terms are served consecutively or not, should be required to take at least a two-year absence from the Board. After a non-employee director is off the Board for two years following the completion of 12 years of service, he or she will again be eligible to serve on the Board. Time served on the Board prior to the completion of our initial public offering is not counted against a non-employee director’s limit of 12 one-year terms. The Board believes that this term limit will help ensure that there are fresh ideas and viewpoints available.

•     The Board believes that it should evaluate the abilities and contributions of each director according to the process described above, and does not believe it should fix a retirement age for directors.

•     The Board believes that any director who retires from his or her present employment or who materially changes his or her position should promptly tender a written resignation to the Board. The Nominating and Corporate Governance Committee will then evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of his or her changed status.

•     All directors must comply with the applicable provisions of our Code of Ethics, including the Conflicts of Interest section. If an actual or potential conflict of interest develops for any reason, including, without limitation, because of a change in our business operations, or in a director’s circumstances, the director should immediately report that matter to our general counsel for evaluation. If a significant conflict cannot be resolved, the director may be expected to resign.

•     If a director has a personal interest in a matter before the Board, the director must disclose the interest to the Board, excuse himself or herself from participation in the discussion, and may not vote on the matter.

The Corporate Governance section of our Investor Relations website at http://global.morningstar.com/US/InvestorRelations also includes our Code of Ethics and our Securities Trading and Disclosure Policy, each of which has been adopted by the Board.

Directors’ Compensation

The Board establishes non-employee directors’ compensation based on the recommendation of the Compensation Committee. Directors who are also our employees do not receive any additional compensation for serving on the Board or attending Board meetings. Our non-employee directors receive cash compensation and equity-based compensation.

Cash Compensation

Prior to May 2010, each non-employee director received a fee of $1,000 per Board meeting and $500 per committee meeting attended, plus travel expenses in connection with attendance at meetings. In May 2010, we began paying an annual retainer of $10,000 to each non-employee director instead of per meeting fees. Non-employee directors who are members of a committee receive an additional annual retainer of $5,000 per committee. The Audit Committee Chair and Compensation Committee Chair

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receive an annual retainer of $25,000 and $10,000, respectively. In addition to the retainers described above, our non-employee directors are reimbursed for travel expenses in connection with attendance at meetings.

Equity-Based Compensation

Each of our non-employee directors receives an annual grant of restricted stock units covering shares with a value of $110,000 at grant, that vest over a period of three years. New non-employee directors, in lieu of receiving an annual grant of restricted stock units, receive an initial grant of restricted stock units covering shares with a value of $250,000 at grant, also vesting over a period of three years. Non-employee directors who are required to stop serving on the Board by virtue of the company’s 12 year-term limit described under Board of Directors and Corporate Governance—Corporate Governance Guidelines, do not forfeit their unvested restricted stock units. Before 2009, non-employee directors were permitted to defer receipt of the stock that otherwise would have been issued when their restricted stock units vested. Beginning in May 2011, our non-employee directors will receive half of their equity-based compensation in the form of restricted stock units that vest over a period of three years and half in the form of stock options that also become exercisable over a period of three years.

2010 Directors’ Compensation

The following table shows compensation earned by each of our non-employee directors in 2010. Joe Mansueto and Don Phillips are members of our Board and Morningstar employees. Neither receives any additional compensation for serving on the Board or attending Board meetings.

	Fees Earned or Paid in Cash	Stock Awards	[1]	Total
Cheryl Francis	$45,500	$109,984		$155,484
Steve Kaplan	30,500	109,984		140,484
Bill Lyons	25,500	109,984		135,484
Jack Noonan	24,000	109,984		133,984
Frank Ptak	1,500	—		1,500
Paul Sturm	24,500	109,984		134,484
Hugh Zentmyer	17,000	249,964		266,964

(1) As required by relevant SEC rules, the amounts shown represent the aggregate grant date fair value for restricted stock unit awards granted in 2010 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating this amount. As of December 31, 2010, our non-employee directors held the following number of restricted stock units: Cheryl Francis 4,704, Steve Kaplan 9,403, Bill Lyons 4,704, Jack Noonan 4,704, Paul Sturm 4,704, and Hugh Zentmyer 5,225. We have not granted stock options to our non-employee directors since 2005. As of December 31, 2010, our non-employee directors held options with respect to the following number of shares: Cheryl Francis 24,000, Steve Kaplan 0, Bill Lyons 0, Jack Noonan 48,000, Paul Sturm 24,000, and Hugh Zentmyer 0.

12	Morningstar, Inc. 2011 Proxy Statement

Security Ownership of Certain Beneficial
Owners and Management

The following table shows information about beneficial ownership of our common stock as of March 1, 2011 by each of our directors, each of the executive officers identified in the compensation tables included in this proxy statement, each holder of more than 5% of our common stock, and all of our directors and executive officers as a group. Except as otherwise indicated in the notes to the table, each person named in the table has sole voting and investment power with respect to the shares listed.

The following table is based on 50,039,056 shares of our common stock outstanding as of March 1, 2011.

Shareholder	Number of Shares Beneficially Owned	Percentage of Common Stock
Joe Mansueto[1]	24,866,031	49.69%
Scott Cooley[2]	47,608	*
Chris Boruff[3]	137,471
Peng Chen	3,543	*
Tao Huang	482,576	*
Patrick Reinkemeyer[4]	147,485	*
Don Phillips[5]	450,632	*
Cheryl Francis[6]	27,650	*
Steve Kaplan[7]	65,925	*
Bill Lyons	7,482	*
Jack Noonan[8]	79,650	*
Paul Sturm[9]	108,871	*
Hugh Zentmyer	1,100	*
All directors and executive officers as of March 1, 2011 as a group (16 persons)[10]	26,421,619	52.17
Morgan Stanley[11]	3,536,950	7.07
Baron Capital Group, Inc.[12]	2,869,108	5.73

* Represents beneficial ownership of less than 1%.

(1) Joe Mansueto’s address is c/o Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. Joe has pledged 3,400,000 shares of our common stock as security under the terms of a bank credit agreement. Includes 21,560 shares of our common stock held by the Mansueto Foundation, a private charitable foundation.

(2) Includes 30,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2011.

(3) Includes 91,265 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2011.

(4) Includes 96,145 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2011.

(5) Includes 110,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2011.

(6) Includes 21,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2011.

(7) Includes 4,699 shares of common stock that would be issued pursuant to vested restricted stock units upon Steve Kaplan’s departure from the Board.

(8) Includes 1,000 shares of common stock held by Jack Noonan’s spouse and 48,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2011.

(9) Includes 24,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2011.

(10) Includes 607,029 shares of common stock as to which directors and executive officers have the right to acquire beneficial ownership by April 30, 2011.

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(11) The indicated interest is based solely on a Schedule 13G filed on February 9, 2011 by Morgan Stanley and Morgan Stanley Investment Management Inc., a registered investment adviser and wholly owned subsidiary of Morgan Stanley (MSIM), whose business addresses are 1585 Broadway, New York, NY 10036 and 522 Fifth Avenue, New York, NY 10036, respectively. In its Schedule 13G, the reporting persons reported ownership as of December 31, 2010 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Morgan Stanley	3,536,950	3,435,858	0	3,536,950	0
MSIM	3,416,543	3,315,451	0	3,416,543	0

(12) The indicated interest is based solely on a Schedule 13G filed on February 14, 2011 by Baron Capital Group, Inc. (BCG), BAMCO, Inc., a registered investment adviser and wholly owned subsidiary of BCG (BAMCO), Baron Capital Management, Inc., a registered investment adviser and wholly owned subsidiary of BCG (BCM), and Ronald Baron whose business addresses are 767 Fifth Avenue, New York, NY 10153. In its Schedule 13G, the reporting persons reported ownership as of December 31, 2010 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
BCG	2,869,108	0	2,554,625	0	2,869,108
BAMCO	2,618,235	0	2,304,752	0	2,618,235
BCM	250,873	0	249,873	0	250,873
Ronald Baron	2,869,108	0	2,554,625	0	2,869,108

Restricted Stock Units

The following table shows information about the number of unvested restricted stock units held as of March 1, 2011 by each of our directors, each of the executive officers identified in the compensation tables included in this proxy statement, and all of our directors and executive officers as a group. The restricted stock units shown in this table will not vest by April 30, 2011.

Number of Unvested Restricted Stock Units
Joe Mansueto	—
Scott Cooley	13,442
Chris Boruff	12,548
Peng Chen	22,737
Tao Huang	—
Patrick Reinkemeyer	—
Don Phillips	4,461
Cheryl Francis	4,708
Steve Kaplan	4,708
Bill Lyons	4,708
Jack Noonan	4,708
Paul Sturm	4,708
Hugh Zentmyer	5,229
All directors and executive officers as of March 1, 2011 as a group (16 persons)	146,939

14	Morningstar, Inc. 2011 Proxy Statement

Compensation Discussion and Analysis

In this section, we discuss the goals of our compensation program and how we compensated each of the executive officers identified in the following table in 2010. We refer to this group as the named executive officers, and the group includes our chief executive officer, chief financial officer, our three other most highly compensated executive officers employed at the end of 2010, and one former executive officer who left the company in mid-December 2010.

Name	Title
Joe Mansueto	Chairman and Chief Executive Officer
Scott Cooley	Chief Financial Officer
Chris Boruff	President, Software Division
Peng Chen	President, Investment Management Division
Tao Huang	Former Chief Operating Officer
Patrick Reinkemeyer	Former President, Morningstar Associates

Patrick Reinkemeyer, who served as president of Morningstar Associates, left the company in mid-December 2010. Tao Huang, who served as chief operating officer, left the company at the end of January 2011. We discuss additional information about Patrick’s and Tao’s separation from the company under Employment Agreements, Change in Control Agreements, and Deferred Compensation.

Goals of Our Compensation Program

Our Compensation Committee’s compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful equity-based and incentive compensation through the Morningstar 2004 Stock Incentive Plan (the Stock Incentive Plan) and the Morningstar Incentive Plan (the Incentive Plan).

The goals of our compensation program for executives are to develop compensation policies and practices that:

•                  attract and retain talented executives;

•                  motivate and reward our executives for their individual contributions to the company; and

•                  align our executive’s interests with the long-term interests of our shareholders.

The Compensation Committee believes that, as members of our management team take on more responsibility at Morningstar, variable incentive pay and equity awards should make up a larger portion of their total compensation. Our compensation program is designed to reward each member of our management team based on his or her individual business and financial achievements and overall contribution to the company.

The Compensation Committee doesn’t use rigid formulas to determine executive compensation. Nevertheless, the Compensation Committee’s philosophy is to tie incentive compensation closely to value creation, as measured by increases in EBIT (earnings before interest and taxes). The Compensation Committee also pays a meaningful portion of compensation in the form of equity awards. Our equity program, combined with our stock ownership requirements for our executive officers and directors, reward long-term stock performance. The Compensation Committee bases its decisions about an executive’s compensation on its assessment of his or her performance and contribution toward enhancing the intrinsic value of our company. The Compensation Committee relies on its judgment in determining the amounts and combination of base salary, bonus, and equity awards.

In 2010, the Compensation Committee retained an independent executive compensation consultant, Deloitte Consulting LLP, to review the company’s executive compensation program, for a fee of $55,525. Deloitte reports directly to the Compensation Committee, and the Compensation Committee may replace Deloitte or hire additional consultants at any time. In 2010, an affiliate of Deloitte also provided, at management’s request, valuation services to the company which totaled approximately $132,285 in fees.

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The Compensation Committee compares the total compensation of our executives to what it sees in the market for companies of similar size and operating in a similar business. The Compensation Committee doesn’t target specific compensation levels based on its review of other companies’ pay practices, but believes it’s relevant to consider this information as a check that our pay practices are competitive. In 2010, the Compensation Committee compared the total compensation of our executives against the total compensation provided to executives at Advent Software, Inc., FactSet Research Systems, Inc., Gartner, Inc., IHS Inc., Interactive Data Corporation, MSCI Inc., and The Corporate Executive Board Company.

CEO Compensation

In consideration of his status as our principal shareholder, Joe Mansueto believes his compensation as our chief executive officer should be realized primarily through appreciation in the long-term value of our common stock. Accordingly, at his request, he doesn’t participate in our equity or cash-based incentive programs. In addition, since resuming his role as our chief executive officer in 2000, his annual salary has been fixed at $100,000. While the Compensation Committee may review and make recommendations to the Board concerning Joe’s compensation, we expect that his salary will remain at $100,000 per year for the foreseeable future.

Elements of our Compensation Program

Our compensation program currently consists of two main elements: cash compensation, including annual base salary and annual bonus, and equity-based compensation.

Cash Compensation

We pay cash compensation in the form of base salary and bonuses under the Incentive Plan. We include bonuses in the compensation package because the Compensation Committee believes doing so encourages strong financial and operational performance. We describe each component of cash compensation in more detail below.

Base Salary: The Compensation Committee reviews and determines the base salaries of our executive officers, other than the chief executive officer, based on feedback from our chief executive officer about the individual’s performance and overall contribution to the company. It also makes recommendations to the Board concerning compensation for the chief executive officer. Because the Compensation Committee believes that variable incentive pay should make up a large portion of each executive officer’s total compensation, it does not make adjustments to base salary every year. In February 2010, the Compensation Committee approved the following salary increases effective July 1, 2010: an increase in Scott Cooley’s base salary from $225,000 to $275,000, an increase in Peng Chen’s base salary from $200,000 to $240,000, and an increase in Chris Boruff’s and Patrick Reinkemeyer’s base salaries from $225,000 to $240,000. These increases were approved to bring Scott’s, Peng’s, Chris’, and Patrick’s base salary more in line with market data. In September 2010, the Compensation Committee approved a further increase in Chris’ and Peng’s base salary from $240,000 to $275,000 effective October 1, 2010. These increases were approved to recognize an increase in Chris’ and Peng’s responsibilities.

Bonus Plan: The Incentive Plan, which was adopted by our shareholders at the 2009 Annual Shareholders’ Meeting, rewards participants for meeting and exceeding annual performance goals approved by the Compensation Committee. As noted above, Joe Mansueto does not participate in the Incentive Plan. The design of the Incentive Plan enables the Compensation Committee to retain discretion to establish bonuses for our other executive officers based on an assessment of the individual’s achievements and the feedback from our chief executive officer about the individual’s performance and overall contribution to the company, while preserving the company’s ability to deduct the bonuses to the greatest extent permitted under Section 162(m) of the Internal Revenue Code.

In order to satisfy the performance-based requirements for deductible compensation under Section 162(m) of the Internal Revenue Code, in early 2010 the Compensation Committee established a performance-based compensation measure of 0.9% of operating income before bonus expense (i.e., operating income plus bonus expense) for each named executive officer. This measure set the maximum potential bonus for each named executive officer at $1,425,430. The Compensation Committee

16	Morningstar, Inc. 2011 Proxy Statement

exercised its negative discretion to reduce the bonus amounts for each named executive officer based on overall company and business unit performance and the achievement of individual goals.

2010 Bonus Target and Bonus Determinations for Named Executive Officers (Other than Joe Mansueto): The 2010 bonus target for each of our named executive officers, other than Joe Mansueto, was approved by the Compensation Committee at the beginning of 2010 and ranged from 90% to 100% of each named executive officer’s base salary. The bonus target opportunities were based on the achievement of the following goals: 50% on financial performance, measured by growth in adjusted EBIT, which we call Bonus EBIT (either at the total company or business unit level, as appropriate); 30% on operational performance; and 20% on improving the work environment and increasing employee satisfaction, which we refer to as people goals. Each named executive officer has the ability to earn above or below target in each area.

In setting 2010 incentive bonuses, the Compensation Committee considered the bonus target established for each of our named executive officers for 2010, and the extent to which each named executive officer achieved his financial, operational, and people goals. During 2010, each of our named executive officers earned at or above target in each area.

The table below shows the target earned by each of our named executive officers (other than Joe Mansueto who does not participate in the Incentive Plan) based on the achievement of his financial, operational, and people goals.

	% of Financial Target Earned	% of Operational Target Earned	% of People Target Earned	Total % of Target Earned
Scott Cooley	110.2%	110%	150%	120%
Chris Boruff	107.7%	150%	125%	130%
Peng Chen	122.8%	125%	125%	130%
Tao Huang	100%	100%	100%	100%
Patrick Reinkemeyer	100%	100%	100%	100%

We describe the financial and operational goals for each of our named executive officers in more detail below.

Scott Cooley: Scott’s bonus target for 2010 was $250,000. As the leader of the company’s finance organization, Scott’s financial goals included delivering on the performance plan and managing cash effectively. His operational goals included making value-added acquisitions and enhancing the finance function with a focus on tax and global reporting systems.

In 2010, Scott played a key role in driving growth across the company, with total company Bonus EBIT growing 10.2%. He also played a key role in implementing a regular quarterly cash dividend and a share repurchase program, allowing us to return a portion of our cash balance to shareholders. He led the global finance teams through seven acquisitions, four of which were outside the United States. He enhanced the company’s financial reporting systems, reduced our tax-related compliance risk across the company, and continued to provide strong operational support.

After considering the company’s financial growth in Bonus EBIT and the matters described in the preceding paragraph, the Compensation Committee, based on Joe’s recommendation, awarded Scott a bonus of $300,000, which was 120% of his target.

Chris Boruff: Chris’ bonus target for 2010 was $250,000. As president of the Software Division, Chris’ financial goal included delivering on the performance plan. His operational goals included enhancing key products such as Morningstar Advisor Workstation and improving the sales function.

In 2010, Chris’ business unit achieved strong financial growth, with Bonus EBIT growing 7.7%. He played a key role in continuing to enhance key products such as Advisor Workstation and provided leadership to drive record growth in Morningstar Direct licenses with more than 1,200 new licenses added globally.

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After considering the increase in Chris’ business unit’s Bonus EBIT growth and the matters described in the preceding paragraph, the Compensation Committee, based on Joe’s recommendation, awarded Chris a bonus of $325,000, which was 130% of his target.

Peng Chen: Peng’s bonus target for 2010 was $250,000. In November 2010, Peng was named president of the Investment Management Division. In his role as president of Ibbotson Associates, Peng’s financial goal included delivering on the performance plan. His operational goals included delivering research excellence and expanding globally.

In 2010, Peng’s business unit achieved strong financial growth, with Bonus EBIT growing 10.7%. He played a key role in publishing four papers in the Financial Analysts Journal and has been instrumental in successfully expanding and restructuring the investment management business globally.

After considering the increase in Peng’s business unit’s Bonus EBIT growth and the matters described in the preceding paragraph, the Compensation Committee, based on Joe’s recommendation, awarded Peng a bonus of $325,000, which was 130% of his target.

Tao Huang: Tao’s bonus target for 2010 was $600,000. As chief operating officer, Tao’s financial goal included delivering on the performance plan. His operational goals included making value-added acquisitions, embracing the new organizational structure, and enhancing technology and infrastructure.

In 2010, Tao played a key role in driving growth across the company, with total company Bonus EBIT growing 10.2%. He played a key role in several acquisitions, continued to integrate past acquisitions into the company’s business and operations, championed Logical Information Machines’ migration to cloud computing, and helped deliver consistent growth in corporate sales.

After considering the company’s financial growth in Bonus EBIT and the matters described in the preceding paragraph, the Compensation Committee, based on Joe’s recommendation, awarded Tao a bonus of $600,000, which was 100% of his target.

Patrick Reinkemeyer: Patrick’s bonus target for 2010 was $250,000. As president of Morningstar Associates, Patrick’s financial goal included delivering on the performance plan. His operational goals included delivering research excellence, providing oversight and guidance to Morningstar Investment Services, and expanding globally.

In 2010, Patrick’s business unit achieved strong financial growth, with Bonus EBIT growing 6.3%. He implemented many new initiatives with key clients and was instrumental in successfully expanding the investment consulting business in Europe.

After considering the increase in Patrick’s business unit’s Bonus EBIT growth and the matters described in the preceding paragraph, the Compensation Committee, based on Joe’s recommendation, awarded Patrick a bonus of $250,000, which was 100% of his target.

Equity-Based Compensation

The Stock Incentive Plan provides for grants of options, stock appreciation rights, restricted stock, restricted stock units, and performance shares. All of our employees are eligible for awards under the Stock Incentive Plan. Joe Mansueto does not participate in the Stock Incentive Plan. Awards may also be made to our non-employee directors and consultants.

In 2006, we began awarding restricted stock units. A restricted stock unit is an agreement to issue shares of stock at the time the recipient completes a vesting period. Restricted stock units are similar in many respects to restricted stock, which is issued when the award is first made, but subject to forfeiture if the restricted stock does not vest. Restricted stock units are easier to administer than restricted stock and don’t result in immediate dilution for other shareholders because the shares are not issued until after the units vest.

18	Morningstar, Inc. 2011 Proxy Statement

We believe that restricted stock units are attractive for at least two reasons. First, we use a value-based approach to equity-based compensation, which means our goal when we issue an equity-based award is to deliver an award that has a specific value at the time of grant. Second, unlike stock options, restricted stock units never go “out of the money,” so they retain some intrinsic value and therefore provide incentives under all scenarios. Beginning in May 2011, our executive officers and non-employee directors will receive half of their equity-based compensation in the form of restricted stock units and half in the form of stock options. We are making this change based on our compensation consultant’s recommendation that we increase the value at risk and long-term incentive component of our executive compensation program.

Equity awards that vest over time are an important component of how we reward our executive officers and other employees. We pay a meaningful portion of executive officer compensation in the form of equity awards because the Compensation Committee believes that equity awards can help align the economic interests of our executive officers with those of our shareholders. We also believe it is important for our executives to have a long-term stake in the success of the business. The amount of equity-based compensation that we provide to each executive officer in a given year generally reflects the individual’s level of responsibility within the company. We generally prefer variable compensation to be in the form of cash incentives rather than equity awards. We believe that keeping a consistent level of value for equity awards as of the grant date encourages key managers to enhance the value of the equity over time. This incentive also aligns with the goal of increasing long-term shareholder value. Because we generally keep base salaries low, having a consistent grant date value also provides an incentive for key managers to continue their employment with us even at times when variable pay or our stock price is lower.

The Compensation Committee determined annual equity grant values for Chris, Tao, and Patrick at the time our company became public in 2005 and hasn’t made major changes to these values since then—including when we switched from granting stock options to restricted stock units. The Compensation Committee determined the initial equity grant values by evaluating these individuals’ total compensation in comparison with people in similar positions at Advent Software, Inc. and FactSet Research Systems, Inc. The Compensation Committee determined that the value of annual equity awards should generally be about 1/3 of total compensation for these individuals. The Compensation Committee determined Scott’s annual equity award value when he became chief financial officer in 2007 and Peng’s annual equity award value when joined the company in 2006. Peng’s annual equity award value has increased as he has taken on additional responsibilities.

While the Compensation Committee has not adjusted the value of annual equity grants significantly in recent years, the Compensation Committee continues to review the annual equity award values for executive officers to assure that they reflect each executive’s responsibility within the company and encourage retention and long-term alignment with company success. We also make grants to many other employees. For example, in 2010, 83% of the annual equity grant was made to employees other than executive officers.

In May 2010, the Compensation Committee granted restricted stock units to our named executive officers with a total value equal to $1,605,000 with the value of each unit equal to $47.84, the closing transaction price of a share of our common stock as reported by the Nasdaq Stock Market on May 14, 2010 (the last trading day before the effective date of the grant). The Compensation Committee granted restricted stock units with a value equal to $275,000 to Scott, $260,000 to Chris, $260,000 to Peng, $550,000 to Tao, and $260,000 to Patrick. In November 2010, the Compensation Committee approved a special restricted stock unit grant for Peng with a value equal to $500,000 with the value of each unit equal to $49.12, the closing transaction price of a share of our common stock as reported by the Nasdaq Stock Market on November 12, 2010 (the last trading day before the effective date of the grant). Each restricted stock unit granted to employees vests in four equal annual installments beginning on the first anniversary of the grant date.

The Compensation Committee believes that its current compensation program for executive officers strikes the correct balance. This mix of equity and cash compensation gives our executive officers a substantial alignment with shareholders, while also permitting the Compensation Committee to provide incentives for our executive officers to enhance the intrinsic value of our company.

Morningstar, Inc. 2011 Proxy Statement	0 19

Practices Regarding the Grant of Equity Awards

The Compensation Committee makes equity grants once each quarter, with the majority of the grants being made to non-employee directors, executive officers, and most other employees in the second quarter. We make equity grants after the issuance of our quarterly or year-end earnings press release. The Compensation Committee believes it’s appropriate to make awards at a time when material information regarding our performance for the quarter or year has been disclosed.

All restricted stock unit awards are made under the Stock Incentive Plan, with the value of each unit being deemed equal to the closing transaction price of a share of our common stock as reported by the Nasdaq Stock Market on the last trading day before the effective date of grant. Other than awards granted to our non-employee directors, each restricted stock unit vests in four equal annual installments beginning on the first anniversary of the grant date. Each restricted stock unit award granted to our non-employee directors vests in three equal annual installments beginning on the first anniversary of the grant date.

Employment Agreements, Change in Control Arrangements, and Deferred Compensation

We do not have any employment agreements, termination agreements, or change-in-control agreements with any of our current executive officers. We did however, enter into separation agreements with Patrick and Tao in connection with their departure from the company. We describe these agreements below.

If there is a change in control of Morningstar, the Compensation Committee can vest or make exercisable, as the case may be, unvested or not yet exercisable awards granted under the Stock Incentive Plan. The following events constitute a change in control within the meaning of the Stock Incentive Plan: the acquisition by a person or entity of more than 50% of Morningstar’s common stock, other than by Joe Mansueto, his wife, children, or any trustee or custodian on their behalf; a merger, consolidation, or statutory share exchange involving Morningstar, unless shareholders receive more than 60% of the stock of the surviving company or the parent company; a liquidation or dissolution of Morningstar; or a sale of substantially all of Morningstar’s assets. The Compensation Committee has not determined how it will exercise its discretion if there is a change in control of Morningstar. If there had been a change in control of Morningstar on December 31, 2010, and the Compensation Committee accelerated vesting, the market value on that date of the shares subject to unvested restricted stock units that would have vested for the benefit of each of our named executive officers would have been: Joe $0; Scott $712,864; Chris $665,464; Peng $1,205,765; Tao $1,525,625; and Patrick $816,211. All stock options granted to our named executive officers were fully exercisable as of December 31, 2010 so acceleration of vesting as of that date is not relevant.

In November 2010, we entered into a separation agreement with Patrick which provides that he will serve as a consultant of the company until December 15, 2011. Patrick will be paid $2,200,000 under the agreement. In December 2010 we paid $1,100,000 to Patrick, of which $250,000 was paid pursuant to the Incentive Plan and is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and $850,000 is included under the “All Other Compensation” column for 2010. The remaining $1,100,000 will be paid to him in equal installments during 2011 subject to his satisfaction of certain restricted covenants included in the agreement.

In January 2011, we entered into a separation agreement with Tao which provides that he will serve as a consultant of the company until January 31, 2012. Tao will be paid $3,750,000 under the agreement. In February 2011 we paid $2,175,000 to Tao, of which $600,000 was paid pursuant to the Incentive Plan and is included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for 2010. The remaining $1,575,000 will be paid to him in equal installments through January 2012 subject to his satisfaction of certain restricted covenants included in the agreement.

As we have previously disclosed, in February 2010, we entered into an agreement with Tao that obligated us to pay him $3,715,876 in connection with certain stock options that we granted to him in 2000. Morningstar intended, at the time of grant, that these stock options be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. We subsequently determined that these stock options did not constitute incentive stock options but were instead non-qualified stock options. This determination resulted in adverse tax consequences for Tao in an amount equal to $3,715,876. The Compensation Committee concluded that it would be appropriate to restore to Tao the originally intended economic benefit of these option

20	Morningstar, Inc. 2011 Proxy Statement

grants. As a result, in February 2010 we paid $3,715,876 to Tao, of which $1,316,700 was paid pursuant to the Incentive Plan and was included in the Summary Compensation Table in our proxy statement last year under the “Non-Equity Incentive Plan Compensation” column. As contemplated by the relevant SEC rules, the remaining $2,399,176 is included in the Summary Compensation Table under the “All Other Compensation” column in this proxy statement.

Other than our 401(k) plan, we do not have any plans that permit employees to defer salary or bonus. Before 2009, each person who received restricted stock units (including directors and executive officers) was permitted to defer receipt of the stock that otherwise would have been issued when the restricted stock units vested except where it was prohibited by local tax law or not practical.

Perquisites and Personal Benefits

We seek to create standards for our office space and operations that are strongly tied to our core values and mission. Our office environment is based on an open plan approach, without traditional offices, that emphasizes equality, collaboration, and teamwork. We use this design at our corporate headquarters and as we open or redesign other offices. Our health care insurance and other welfare and employee-benefit programs are the same for all eligible employees, including our executive officers. We do not have programs for providing perquisites to executive officers, such as permanent lodging or defraying the cost of personal entertainment or family travel, nor do we own or lease aircraft. We do not provide loans to our executives, although our 401(k) plan does permit participants to borrow money against their accounts. The Summary Compensation Table reflects certain benefits received by Scott in 2008 and 2010 relating to when Scott worked as an expatriate in Australia prior to becoming our chief financial officer.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for our executive officers and directors. These guidelines are designed to encourage our executive officers and directors to increase their equity stakes in Morningstar and more closely link their economic interests with those of our shareholders. We require each of our executive officers and directors to hold either shares with a value of $5,000,000 or generally speaking, a number of Morningstar shares and share equivalents that is greater than or equal to the sum of 12.5% of the total number of exercisable stock options and 25% of the total number of vested restricted stock units that he or she has been granted. We describe our stock ownership requirements in more detail in our Securities Trading and Disclosure Policy, a copy of which is posted on our Investor Relations website at http://global.morningstar.com/US/InvestorRelations in the Corporate Governance section.

Tax Deductibility for Certain Compensation in Excess of $1.0 Million

Section 162(m) of the Internal Revenue Code precludes publicly traded companies from deducting compensation in excess of $1.0 million paid to the chief executive officer and the three other highest compensated officers (other than the chief financial officer) serving at the end of the year. However, performance-based compensation is exempt from a deduction limit if certain requirements are met. The Incentive Plan is designed to satisfy the relevant requirements of Section 162(m). In 2010, the Compensation Committee approved a performance measure to determine the maximum potential bonus for each named executive officer under the Incentive Plan. Based on individual results as well as overall company performance, the Compensation Committee exercised its discretion to reduce the bonus amounts for each executive officer. The amounts approved for our executive officers were at or below the maximum permitted under the company’s Section 162(m) performance measure.

Morningstar, Inc. 2011 Proxy Statement	21

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in Morningstar’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Compensation Committee

Steve Kaplan, Chair
Cheryl Francis
Bill Lyons
Jack Noonan

Compensation Committee Interlocks and
Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or compensation committee.

22	Morningstar, Inc. 2011 Proxy Statement

Executive Compensation

The following table shows compensation for our chief executive officer, chief financial officer, our three most highly compensated executive officers employed at the end of 2010, and one former executive officer who left the company in mid-December 2010 (the named executive officers).

Summary Compensation Table

					Non-Equity
				Stock	Incentive Plan	All Other
	Year	Salary	Bonus	Awards[1]	Compensation[2]	Compensation[3]	Total
Joe Mansueto	2010	$100,000	$ —	$ —	$ —	$ 3,228	$ 103,228
Chairman and Chief Executive Officer	2009	100,000	—	—	—	20	100,020
	2008	100,000	—	—	—	6,145	106,145
Scott Cooley	2010	250,000	—	274,984	300,000	14,345	839,329
Chief Financial Officer	2009	225,000	—	249,995	180,000	187	655,182
	2008	225,000	450,000	249,958	61,506	21,861	1,008,325
Chris Boruff	2010	241,250	—	259,963	325,000	7,497	833,710
President, Software Division	2009	225,000	—	226,498	180,000	187	631,685
	2008	225,000	550,000	226,435	101,195	15,520	1,118,150
Peng Chen	2010	228,750	—	759,955	325,000	7,240	1,320,945
President, Investment Management Division	2009	200,000	—	226,498	180,000	20	606,518
	2008	200,000	525,000	226,435	101,195	13,603	1,066,233
Tao Huang	2010	300,000	—	549,969	600,000	2,407,672	3,857,641
Former Chief Operating Officer	2009	300,000	—	549,989	1,316,700	246	2,166,935
	2008	300,000	1,200,000	549,966	266,526	15,745	2,332,237
Patrick Reinkemeyer	2010	222,500	—	259,963	250,000	857,770	1,590,233
Former President, Morningstar Associates	2009	225,000	—	317,097	135,000	20	677,117
	2008	225,000	1,000,000	317,083	276,777	15,520	1,834,380

(1) As required by relevant SEC rules, the amounts represent the aggregate grant date fair value for restricted stock unit awards granted in 2010 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating this amount. For further information on these awards, see the 2010 Grants of Plan-Based Awards table beginning on page 25 of this Proxy Statement.

(2) Morningstar’s Incentive Plan first became fully subject to Section 162(m) of the Internal Revenue Code in 2009 and the bonus program beginning that year was structured so that bonus payments qualify as being “performance-based” under the relevant regulations. Accordingly, as required by SEC rules, bonuses for 2009 and 2010 are in the “Non-Equity Incentive Plan Compensation” column. Bonus payments for 2008 were discretionary in nature and fully deductible under the relevant Internal Revenue Service regulations pursuant to transition relief for newly public companies. In view of the discretionary nature of the payments and relevant SEC rules, bonus payments for 2008 are reflected in the “Bonus” column. Amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2008 include deferred cash bonus amounts under the Incentive Plan that were paid for meeting performance targets for 2007 and 2008. If targets for both years had not been met, the amounts would not have been paid. Deferred payments included one year’s interest at a blended 13-week Treasury Bill rate as adjusted on January 1 and July 1. This deferral was eliminated for bonus amounts paid for 2008 and subsequent years’ performance.

Morningstar, Inc. 2011 Proxy Statement	23

(3) For 2010, the amounts shown include the following:

	Amounts Paid for Basic Life and Accidental Death and Dismemberment Insurance	Matching Contributions to Our 401(k) plan	Other		Total
Joe Mansueto	$ 20	$3,208	$ —		$ 3,228
Scott Cooley	256	8,250	5,839	[a]	14,345
Chris Boruff	256	7,241	—		7,497
Peng Chen	20	7,220	—		7,240
Tao Huang	246	8,250	2,399,176	[b]	2,407,672
Patrick Reinkemeyer	20	7,750	850,000	[c]	857,770

(a) For Scott Cooley, the amounts shown include expatriate-related expenses consisting of tax equalization payments.

(b) For Tao Huang, the amounts shown include a payment we made to him in February 2010 in connection with an agreement we entered into with him relating to certain stock options that we granted to him in 2000. We discuss additional information about the agreement we entered into with him in the Compensation Discussion and Analysis section under Employment Agreements, Change in Control Agreements, and Deferred Compensation.

(c) For Patrick Reinkemeyer, the amounts shown include a payment we made to him in December 2010 in connection with his separation from the company. We discuss additional information about Patrick’s separation from the company in the Compensation Discussion and Analysis section under Employment Agreements, Change in Control Agreements, and Deferred Compensation.

For 2009, the amounts shown include amounts paid for basic life and accidental death and dismemberment insurance as follows: Joe Mansueto $20; Scott Cooley $187; Chris Boruff $187; Peng Chen $20; Tao Huang $246; and Patrick Reinkemeyer $20.

For 2008, the amounts shown include the following:

	Amounts Paid for Basic Life and Accidental Death and Dismemberment Insurance	Matching Contributions to Our 401(k) plan	Other		Total
Joe Mansueto	$ 20	$ 6,125	$ —		$ 6,145
Scott Cooley	187	15,500	6,174	[a]	21,861
Chris Boruff	20	15,500	—		15,520
Peng Chen	20	13,583	—		13,603
Tao Huang	246	15,499	—		15,745
Patrick Reinkemeyer	20	15,500	—		15,520

(a) For Scott Cooley, the amounts shown include expatriate-related expenses consisting of tax equalization payments.

24	Morningstar, Inc. 2011 Proxy Statement

2010 Grants of Plan-Based Awards

The following table shows information concerning the grant of plan-based awards in 2010 to each of our named executive officers.

	Grant Date	Approval Date	[1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target	[2]	All Other Stock Awards: Number of Shares of Stocks or Units	[3]	Grant Date Fair Value of Stock Awards	[4]
Joe Mansueto	—	—		$ —		—		$ —
Scott Cooley	May 15, 2010	May 6, 2010		250,000		5,748		274,984
Chris Boruff	May 15, 2010	May 6, 2010		250,000		5,434		259,963
Peng Chen	May 15, 2010	May 6, 2010		250,000		5,434		259,963
	November 15, 2010	November 4, 2010		—		10,179		499,992
Tao Huang	May 15, 2010	May 6, 2010		600,000		11,496		549,969
Patrick Reinkemeyer	May 15, 2010	May 6, 2010		250,000		5,434		259,963

(1) On May 6, 2010 the Compensation Committee approved a grant of restricted stock units for Scott Cooley, Chris Boruff, Peng Chen, Tao Huang, and Patrick Reinkemeyer. The Compensation Committee designated May 15, 2010 as the grant date of each restricted stock unit grant approved at the meeting. On November 4, 2010 the Compensation Committee approved a grant of restricted stock units for Peng Chen. The Compensation Committee designated November 15, 2010 as the grant date for these restricted stock units.

(2) As described under Compensation Discussion and Analysis—Bonus Plan, each named executive officer, other than Joe Mansueto, participated in the Incentive Plan for 2010. Amounts shown represent the bonus target for each participating named executive officer established by the Compensation Committee at the beginning of the year. The Incentive Plan does not make use of threshold or maximum awards that may be quantified at the beginning of the year.

(3) Amounts shown consist of restricted stock units granted under the Stock Incentive Plan. These restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date.

(4) Amounts shown represent the aggregate grant date fair value for each restricted stock unit award granted in 2010 as determined pursuant to FASB ASC Topic 718. See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating this amount.

Morningstar, Inc. 2011 Proxy Statement	25

2010 Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information concerning outstanding equity awards for our named executive officers as of December 31, 2010.

				Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Joe Mansueto	—	$ —		—	—		$ —
Scott Cooley					13,430	[1]	712,864
	3,875	14.13		May 1, 2011
	1,500	10.95		May 1, 2012
	10,000	8.57		May 1, 2013
	10,000	14.70	[2]	December 1, 2014
	10,000	18.50	[3]	May 2, 2015
Chris Boruff					12,537	[4]	665,464
	15,000	14.13		May 1, 2011
	8,765	10.95		May 1, 2012
	2,500	8.57		May 1, 2013
	50,000	14.70	[2]	December 1, 2014
	25,000	18.50	[3]	May 2, 2015
Peng Chen					22,716	[5]	1,205,765
Tao Huang					28,742	[6]	1,525,625
	2,500	10.95		May 1, 2012
	12,500	8.57		May 1, 2013
	26,597	14.70	[2]	December 1, 2014
Patrick Reinkemeyer					15,377	[7]	816,211
	10,000	14.13		March 5, 2011
	15,000	14.13		May 1, 2011
	96,645	14.70	[2]	December 1, 2014
	35,000	18.50	[3]	May 2, 2015

(1) These restricted stock units vest as follows: 4,115 on May 15, 2011; 3,913 on May 15, 2012; 3,060 on May 15, 2013; 1,437 on May 15, 2014; and 905 on August 15, 2011.

(2) The initial exercise price of $14.70 will increase over the term of the options at a rate equal to the 10-year Treasury yield rate as of the date of grant.

(3) The initial exercise price of $18.50 will increase over the term of the options at a rate equal to the 10-year Treasury yield rate as of the date of grant.

(4) These restricted stock units vest as follows: 4,748 on May 15, 2011; 3,601 on May 15, 2012; 2,829 on May 15, 2013; and 1,359 on May 15, 2014.

(5) These restricted stock units vest as follows: 4,748 on May 15, 2011; 3,601 on May 15, 2012; 2,829 on May 15, 2013; 1,359 on May 15, 2014; 2,544 on November 15, 2011; and 2,545 on November 15, 2012, 2013, and 2014.

(6) These restricted stock units vest as follows: 11,103 on May 15, 2011; 8,321 on May 15, 2012; 6,444 on May 15, 2013; and 2,874 on May 15, 2014.

(7) These restricted stock units vest as follows: 6,103 on May 15, 2011; 4,498 on May 15, 2012; 3,417 on May 15, 2013; and 1,359 on May 15, 2014.

26	Morningstar, Inc. 2011 Proxy Statement

2010 Option Exercises and Stock Vested

The following table shows certain information concerning the exercise of stock options and vesting of restricted stock units during the year ended December 31, 2010 by our named executive officers.

		Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joe Mansueto	—	$ —	—	$ —
Scott Cooley	3,715	100,491	3,807	177,539
Chris Boruff	15,000	512,497	4,662	223,030
Peng Chen	—	—	5,066	243,065
Tao Huang	30,903	877,031	11,284	539,827	[1]
Patrick Reinkemeyer	117,855	4,186,883	6,528	312,300

(1) Tao Huang deferred receipt of 3,056 and 2,783 shares of our common stock until May 15, 2013 and May 15, 2011, respectively. These deferred shares were issued to Tao in February 2011 in connection with his separation from the company.

Nonqualified Deferred Compensation

As of December 31, 2010, Tao Huang held vested restricted stock units, of which he deferred receipt of these shares at his election, with a value equal to $1,091,962. As described above, these deferred shares were issued to Tao in February 2011 in connection with his separation from the company.

Equity Compensation Plan Information

The following table includes certain information as of December 31, 2010 regarding our equity incentive plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Covered by Outstanding Options, Warrants, and Rights)
Equity incentive plans approved by shareholders	2,878,454	[1]	$17.73	[2]	1,600,133
Equity incentive plans Not approved by shareholders	0		—		0
Total	2,878,454		$17.73		1,600,133

(1) Includes 822,855 restricted stock units and 199,174 shares of restricted stock that were outstanding as of December 31, 2010 under the Morningstar 2004 Stock Incentive Plan.

(2) Restricted stock unit and restricted stock awards do not have an exercise price. Accordingly, the outstanding restricted stock unit and restricted stock awards have been disregarded for purposes of computing the weighted average exercise price.

Morningstar, Inc. 2011 Proxy Statement	27

Proposal 2:

Approval of the Morningstar, Inc. 2011 Stock

Incentive Plan

The Board has adopted, subject to your approval, the Morningstar, Inc. 2011 Stock Incentive Plan (the 2011 Plan). The 2011 Plan will replace the Morningstar, Inc. 2004 Stock Incentive Plan (the 2004 Plan) that was approved by shareholders on November 11, 2004. Upon approval of the 2011 Plan, no additional awards will be granted under the 2004 Plan.

Many corporations, including our competitors, are using stock-based incentive compensation, including restricted stock units and stock options, to hire and retain outstanding employees. The 2011 Plan is designed to allow the company to grant various types of stock-based compensation. The 2011 Plan will aid us in attracting and retaining key employees of outstanding ability by making it possible to offer them performance incentives, including a proprietary interest in the company, to join or continue in service with us, and to further encourage their efforts to enhance shareholder value.

We are asking shareholders to approve the adoption of the 2011 Plan, including its performance-based provisions.

The Board believes that the future success of the company depends, in large part, upon the ability of the company to maintain a competitive position in attracting, retaining, and motivating key employees. The material terms of the 2011 Plan are outlined below and should be reviewed along with the full text of the 2011 Plan, a copy of which is included as Appendix A to this proxy statement.

Plan Term

The 2011 Plan becomes effective upon shareholder approval and, unless terminated earlier by the Board, terminates on the date of the first annual meeting on or after the 10th anniversary of its effective date.

Eligible Participants

All officers, other employees, non-employee directors, and consultants or other independent contractors of the company and its subsidiaries and persons expected to become the same are eligible to receive awards under the 2011 Plan. The Compensation Committee will determine who participates in the 2011 Plan.

Shares Authorized

Five million shares of our common stock are available for awards granted under the 2011 Plan, subject to adjustment for stock splits and other similar changes in capitalization. The number of available shares will be reduced by the aggregate number of shares that become subject to outstanding equity awards granted under the 2011 Plan. To the extent that shares subject to an outstanding award granted under the 2011 Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of the award, (ii) the settlement of the award in cash, (iii) the withholding of shares by the company to pay the exercise price of an option, or (iv) the withholding of shares by the company to satisfy withholding taxes relating to it, then those shares will again be available under the 2011 Plan. Shares that are subject to a stock appreciation right granted in tandem with an option and are not issued upon the exercise of the related option and shares subject to an option and are not issued upon settlement in shares of a related tandem stock appreciation right may not again be made available for issuance.

Shares of our common stock available for issuance under the 2011 Plan include authorized and unissued shares of our common stock or authorized and issued shares of our common stock held as treasury shares or a combination thereof.

Award Types

Awards include non-qualified and incentive stock options, stock-settled stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, and performance units any or all of which may be made contingent upon the achievement of performance criteria. Subject to the following 2011 Plan limits, the Compensation Committee determines the size of an award.

28	Morningstar, Inc. 2011 Proxy Statement

Plan Limits

Subject to adjustment for stock splits and other changes in capitalization, (i) the maximum number of shares of our common stock that may be issued pursuant to unrestricted stock awards during any fiscal year of the company is 2,000; (ii) the maximum number of shares with respect to which options or stock appreciation rights or a combination thereof may be granted during any fiscal year of the company to any person is 200,000; and (iii) the maximum number of shares with respect to which performance-based restricted stock or restricted stock units may be granted during any fiscal year of the company to any person is 200,000. In addition, the maximum amount that may be payable with respect to performance units granted during any fiscal year of the company to any person is $2.5 million.

Administration

The Compensation Committee, which is made up entirely of independent directors, will interpret, construe, and administer the 2011 Plan and all of its determinations under the 2011 Plan will be final, conclusive and binding on all persons.

The Compensation Committee will have the authority to determine who participates in the 2011 Plan, the form, amount, and timing of any awards, the performance measures, if any, and all other terms and conditions pertaining to any award. The Compensation Committee may, subject to Section 162(m) of the Internal Revenue Code, take any action such that (i) any or all outstanding options and stock appreciation rights become exercisable in part or in full; (ii) all or a portion of a restriction period applicable to any restricted stock or restricted stock units will lapse; (iii) all or a portion of any performance period applicable to any performance-based award will lapse; and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level. The Compensation Committee may, to the extent permitted by law, delegate some or all of its powers and authority to the Chairman and Chief Executive Officer or other executive officer of the company as the Compensation Committee deems appropriate, except for awards granted to any officer whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code or who is subject to Section 16 of the Securities Exchange Act of 1934. Only the Compensation Committee may make decisions concerning the timing, pricing, or amounts of an award to those officers. The Compensation Committee may grant awards to foreign nationals on terms and conditions different than those specified in the 2011 Plan and adopt sub-plans to comply with foreign laws.

Stock Options and Stock Appreciation Rights

The 2011 Plan provides for the grant of stock options and stock appreciation rights. Stock options may be either tax-qualified incentive stock options or non-qualified stock options. The Compensation Committee will determine the terms and conditions of the exercisability of each option and stock appreciation right.

A stock appreciation right entitles the holder to receive upon exercise (subject to tax withholding in the case of an employee) shares of our common stock (which may be restricted stock) with a value equal to the difference between the fair market value of the shares of our common stock on the exercise date and the base price of the stock appreciation right. The period for the exercise of a non-qualified stock option or a stock appreciation right will be determined by the Compensation Committee. The exercise price of a non-qualified stock option and the base price of a stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the grant date, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option.

Each incentive stock option will be exercisable for no more than 10 years after its grant date, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of the company (a 10% holder), in which case the option will be exercisable for no more than five years after its grant date. The exercise price of an incentive stock option may not be less than the fair market value of a share of our common stock on its grant date, unless the optionee is a 10% holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value of a share of our common stock on its grant date.

Upon exercise of an option, the exercise price may be paid in cash, by the delivery of previously owned shares of our common stock, by the withholding of whole shares of our common stock that would have otherwise been delivered upon exercise, or in

Morningstar, Inc. 2011 Proxy Statement	29

cash by a broker-dealer. All of the terms relating to the exercise, cancellation or other disposition of an option or stock appreciation right upon an award holder’s termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Compensation Committee.

The repricing of options and stock appreciation rights (i.e., changing the terms of an option or stock appreciation right to lower the exercise or base price) is not permitted under the 2011 Plan.

Stock Awards

The 2011 Plan provides for the grant of stock awards. The Compensation Committee may grant a stock award as a restricted stock award, unrestricted stock award, or a restricted stock unit award and, in the case of restricted stock awards and restricted stock unit awards, the Compensation Committee may determine that the award will be subject to the attainment of performance measures over an established performance period. Restricted stock awards and restricted stock unit awards will be subject to forfeiture if the holder does not remain continuously in the employment of the company during the restriction period or, in the case of a performance-based award, if applicable performance measures are not attained. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon an award holder’s termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Compensation Committee.

The agreement awarding restricted stock units will specify whether the award may be settled in shares of our common stock, cash, or a combination thereof and whether the holder will be entitled to receive dividend equivalents, on a current or deferred basis, with respect to the award. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a shareholder of the company, including the right to vote and receive dividends with respect to the shares of restricted stock. Distributions other than regular cash dividends and regular cash dividends with respect to shares of our common stock that are subject to performance-based vesting conditions, in each case, will be held by the company and will be subject to the same restrictions as the restricted stock.

Performance Unit Awards

The 2011 Plan also provides for the grant of performance unit awards. A performance unit is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a specified cash amount or shares of our common stock, which may be restricted stock, having a fair market value equal to the cash amount. Prior to the settlement of a performance unit award in shares of our common stock, the holder of the award will have no rights as a shareholder of the company with respect to those shares. Performance units will be subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon an award holder’s termination of employment, whether by reason of disability, retirement, death, or any other reason, will be determined by the Compensation Committee.

Performance Measures

Under the 2011 Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance measures. The performance measures applicable to a particular award will be determined by the Compensation Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: earnings before or after interest and/or taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net earnings; operating earnings or income; earnings

30	Morningstar, Inc. 2011 Proxy Statement

growth; net income; pretax operating earnings after interest expense and before incentives and/or extraordinary or special items; net income per share; cash flows, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity; stock price; return on common shareholders’ equity; return on capital; return on investments; return on assets; economic value added (income in excess of cost of capital); expense reduction; ratio of operating expenses to operating revenues; interest expense; revenues; revenue backlog; gross margin; operating margin; margins realized on delivered services; total shareholder return; dept-to-capital ratio; market share; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. The Compensation Committee may amend or adjust the performance measures in recognition of unusual, nonrecurring, or one-time events affecting the company or its financial statements or changes in law or accounting principles.

Deferrals

The Compensation Committee may provide for the deferred delivery of shares of our common stock or payment of cash upon the exercise or settlement of any award and may approve deferral elections made by holders of awards, to the extent consistent with Section 409A of the Internal Revenue Code.

Transferability

No award will be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the company.

Amendment or Termination of the 2011 Plan

The Board may amend or terminate the 2011 Plan, as it deems advisable, subject to any requirement of shareholder approval required by law, rule or regulation, including Section 162(m) of the Internal Revenue Code. No amendment may impair the rights of a holder of an outstanding award without the consent of the holder and termination of the 2011 Plan may not affect the terms or conditions of any award granted prior to termination.

Adjustment

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, or other similar change in capitalization event, or any distribution to holders of our common stock other than a regular cash dividend, the Compensation Committee will equitably adjust the number and class of securities available under the 2011 Plan, the terms of outstanding awards, and the share limitations described above.

Change of Control

In the event of a change in control, the Board, in its discretion, may (i) provide that (A) some or all outstanding options and stock appreciation rights will immediately become exercisable in full or part; (B) the restriction period applicable to some or all outstanding restricted stock awards or restricted stock unit awards will lapse in full or part; (C) the performance period applicable to some or all outstanding awards will lapse in full or part; and (D) the performance measures applicable to any outstanding award will be deemed to be satisfied at the target, maximum or any other level; (ii) require that shares of stock of the corporation resulting from the transaction, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by the Board; (iii) require outstanding awards to be surrendered to the company in exchange for a payment of cash, shares of common stock in the corporation resulting from the transaction, or the parent thereof, or a combination of cash and shares or (iv) take such other action as the Board deems appropriate, in its sole discretion.

Morningstar, Inc. 2011 Proxy Statement	31

Generally, a change in control is defined in the 2011 Plan as:

•     the acquisition by a person or group of beneficial ownership of 50% or more of outstanding voting stock;

•     a reorganization, merger, consolidation, statutory share exchange, or similar form of corporate transaction in a transaction in which our shareholders immediately prior to the transaction do not own more than 60% of the voting power of the surviving company or ultimate parent company; or

•     a complete liquidation or dissolution of the company or the sale or other disposition of all or substantially all of the assets of the company.

The change in control definition excludes purchases of stock by the company, any of the company’s subsidiaries, Joe Mansueto and certain related holders, or one of the company’s employee benefit plans or trusts.

Federal Income Tax Consequences

The following is a brief summary of certain United States Federal income tax consequences generally arising with respect to awards under the 2011 Plan. This discussion does not address all aspects of the United States Federal income tax consequences of participating in the 2011 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2011 Plan.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer and chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance measures are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance measures, are approved by the corporation’s shareholders and (iii) the committee certifies that the applicable performance measures were satisfied before payment of any performance-based compensation is made. As noted above, the Compensation Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. As a result, certain compensation under the 2011 Plan, such as that payable with respect to options, stock appreciation rights and performance units, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2011 Plan, such as any restricted stock or restricted stock unit award which is not subject to performance conditions, would be subject to the limit.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for more than two years from the date the option was granted and more than one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the company will be entitled to a corresponding deduction.

32	Morningstar, Inc. 2011 Proxy Statement

Stock Appreciation Rights. A participant will not recognize taxable income at the time stock appreciation rights are granted and the company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) in an amount equal to the fair market value of any shares delivered, and the company will be entitled to a corresponding deduction.

Stock Awards. A participant will not recognize taxable income at the time restricted stock is granted and the company will not be entitled to a tax deduction at that time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at that time. If this election is made, a participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) at the time the restricted stock is granted in an amount equal to the fair market value of the shares at the time of grant. If this election is not made, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for those shares. The company is entitled to a corresponding deduction at the time ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee), rather than dividend income, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the company, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) at the time unrestricted stock is granted. The company is entitled to a corresponding deduction at the time ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Performance Unit Awards. A participant will not recognize taxable income at the time performance units are granted and the company will not be entitled to a tax deduction at that time. Upon the settlement of performance units, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding in the case of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the company, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

New Plan Benefits. Because benefits under the 2011 Plan will depend on the Compensation Committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine at this time the benefits that might be received by officers, employees and non-employee directors if the 2011 Plan is approved by shareholders. As of March 1, 2011, approximately 10 officers, 3,235 employees, 6 non-employee directors, and 20 consultants and other independent contractors, were eligible for consideration to participate in the 2011 Plan. As of March 1, 2011, the closing price of our common stock was $58.68 per share.

Vote Required. The approval of the 2011 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting, in person or by proxy, and entitled to vote.

Recommendation of the Board

The Board recommends a vote FOR the approval of the 2011 Plan.

Morningstar, Inc. 2011 Proxy Statement	33

Proposal 3:

An Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say on pay” vote, gives shareholders the opportunity to approve our 2010 executive compensation program and the compensation paid to our named executive officers.

As discussed in the Compensation Discussion and Analysis, our compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful equity-based and incentive compensation through the Morningstar 2004 Stock Incentive Plan and the Morningstar Incentive Plan. The goals of our executive compensation program, policies, and practices are to attract and retain talented executives, motivate and reward our executives for their individual contributions to the company, and align our executive’s interests with the long-term interests of our shareholders. The Compensation Committee and the Board believe that the design of the 2010 executive compensation program and the compensation paid to our named executive officers under the current program, fulfill these goals.

This proposal allows our shareholders to express their views on the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. For the reasons discussed above, we are asking our shareholders to indicate their support for the compensation of our named executive officers by voting FOR the following resolution at the annual meeting:

“Resolved, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

Because the say on pay vote is an advisory vote only, it will not be binding on the company or our Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Recommendation of the Board

The Board recommends a vote FOR the approval of the resolution relating to the executive compensation of our named executives as disclosed in this proxy statement.

34	Morningstar, Inc. 2011 Proxy Statement

Proposal 4:

An Advisory Vote on the Frequency of Votes on

Executive Compensation

We are asking our shareholders to indicate how often we should conduct a say on pay vote on the compensation of our named executive officers. The advisory vote is non-binding, but the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often the company conducts an advisory vote on executive compensation.

While the Board believes that the Compensation Committee and the Board are in the best position to determine executive compensation, the Board appreciates and values shareholders’ views. The Board believes that an advisory vote on executive compensation every three years is the best approach for the company based on a number of reasons, including the following:

•     A three-year frequency will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and related business outcomes; and

•     A three-year frequency gives the Board and the Compensation Committee sufficient time to thoughtfully respond to shareholders’ views and to implement any necessary changes to our executive compensation program.

Although we currently believe that holding say on pay votes every three years is appropriate for the company, we will periodically reassess that position.

Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, shareholders have four choices with respect to this proposal: one year, two years, three years, or shareholders may abstain from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a THREE YEAR frequency.

This vote is an advisory vote only, and therefore it will not bind the company or our Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when making decisions about how often the company conducts an advisory vote on its executive compensation. The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be considered by the Board as the shareholders’ recommendation as to the frequency of future say on pay votes. Nevertheless, the Board may decide that it is in the best interests of our shareholders and the company to hold say on pay votes more or less frequently than the option approved by our shareholders.

Recommendation of the Board

The Board recommends a vote FOR holding a say on pay vote EVERY THREE YEARS.

Morningstar, Inc. 2011 Proxy Statement	35

Proposal 5:

Ratification of Appointment of Independent

Registered Public Accounting Firm

During 2010 the Audit Committee solicited proposals from several audit firms to serve as our independent registered public accounting firm. The Audit Committee conducted this review in keeping with its responsibility to regularly evaluate the independent registered public accounting firm’s performance and because it believes it is good practice to conduct a competitive review every five years when the accounting firm’s partner rotation occurs. On October 25, 2010 the Audit Committee decided to engage KPMG LLP as our independent registered public accounting firm beginning with the audit for the fiscal year ending December 31, 2011.

We are submitting the appointment of KPMG as our independent registered public accounting firm to shareholders for ratification. If the appointment of KPMG is not ratified by shareholders at the annual meeting, the Audit Committee will review its appointment of KPMG as our independent registered public accounting firm.

Ernst & Young was engaged to audit our consolidated financial statements for the fiscal year ended December 31, 2010 and was dismissed as our independent registered public accounting firm upon completion of these services when we filed our Annual Report on Form 10-K for that fiscal year. During our fiscal years ended December 31, 2009 and 2010 and through the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, we had no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on our consolidated financial statements for the relevant year; and there were no reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

Ernst & Young’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal years ended December 31, 2009 and 2010 and through the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, neither we, nor anyone on our behalf, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by KPMG to us that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of SEC Regulation S-K).

We expect that representatives of both KPMG and Ernst & Young will attend the annual meeting, and that each will have an opportunity to make a statement if he or she so desires. They will also be available to respond to appropriate questions from shareholders.

See Board of Directors and Corporate Governance—Board Committees and Charters—Audit Committee, Audit Committee Report, and Principal Accounting Firm Fees for additional information pertaining to the Audit Committee, its activity during 2010, and related matters.

Recommendation of the Board

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2011.

36	Morningstar, Inc. 2011 Proxy Statement

Audit Committee Report

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are providing oversight, counseling, and direction to our management team in the long-term interests of the company and its shareholders. The Audit Committee oversees Morningstar’s accounting and financial reporting processes, as well as audits of Morningstar’s annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined under NASDAQ and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is posted on our Investor Relations website at http://global.morningstar.com/US/InvestorRelations in the Corporate Governance section. Morningstar intends the composition of the Audit Committee, the attributes of its members, and the responsibilities reflected in its charter to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board last revised the charter in January 2009.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Morningstar’s financial reporting, audit functions, and internal control over financial reporting. Management is responsible for preparing, presenting, and maintaining the integrity of Morningstar’s financial statements; establishing and maintaining accounting and financial reporting principles and internal controls; and following procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations.

Morningstar has a full-time Internal Audit department that reports to the Audit Committee. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Morningstar’s system of internal controls relating to the reliability and integrity of Morningstar’s financial information and the safeguarding of Morningstar’s assets. Morningstar’s independent registered public accounting firm is responsible for performing an independent audit of Morningstar’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the effectiveness of Morningstar’s internal control over financial reporting.

The Audit Committee has the authority and responsibility to select, compensate, evaluate and, when appropriate, replace Morningstar’s independent registered public accounting firm. In 2010 the Audit Committee selected KPMG to replace Ernst & Young as Morningstar’s independent registered accounting firm beginning with the audit of Morningstar’s consolidated financial statements for the fiscal year ending December 31, 2011. See Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm for a more complete description of this matter. The Audit Committee may engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

Among other matters, the Audit Committee monitors the activities and performance of Morningstar’s internal and independent auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the independent audit firm may be retained to perform non-audit services. Ernst & Young provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning its independence as an independent auditor. The Audit Committee also discussed Ernst & Young’s independence with Ernst & Young and management.

The Audit Committee members are not professional accountants or auditors, and they do not duplicate or certify the activities of management or the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed independent under applicable rules. The Audit Committee serves a board-level oversight role. It provides advice, counsel, and direction to management and the auditors based on the information it receives, discussions with management and the auditors, and the experience of its members in business, financial, and accounting matters.

Morningstar, Inc. 2011 Proxy Statement	37

The Audit Committee has an agenda for the year that includes reviewing Morningstar’s financial statements, internal control over financial reporting, and audit matters. The Audit Committee meets each quarter with the independent audit firm and management to review Morningstar’s interim financial results before the publication of Morningstar’s quarterly earnings press releases. Management and the independent audit firm review and discuss with the Audit Committee various topics and events that may have significant financial impact on Morningstar. Management and the independent audit firm also review with the Audit Committee matters discussed between them. In addition, the Audit Committee generally oversees Morningstar’s internal compliance programs. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure and the steps that management has taken to monitor and control them. The Audit Committee is responsible for establishing procedures for handling complaints received by Morningstar regarding accounting, internal controls, or auditing matters. This includes setting up procedures to allow Morningstar employees to submit any concerns they may have regarding questionable accounting or auditing matters in a confidential, anonymous manner.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the independent audit firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chair to pre-approve additional services. If the Chair pre-approves a service, she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. Morningstar obtains these services from other firms as needed.

The Audit Committee reviewed and discussed with management and representatives of Ernst & Young Morningstar’s consolidated financial statements for the fiscal year ended December 31, 2010, management’s assessment of the effectiveness of Morningstar’s internal control over financial reporting, and Ernst & Young’s evaluation of Morningstar’s internal control over financial reporting. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. Ernst & Young represented that its presentations included the matters that the Audit Committee and the independent registered public accounting firm are required to discuss pursuant to Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Morningstar’s accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosure in Morningstar’s financial statements, including the disclosures related to critical accounting estimates. Based on these views and other discussions, and Ernst & Young’s reports, the Audit Committee recommended to the Board the inclusion of the audited financial statements in Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee

Cheryl Francis, Chair
Steve Kaplan
Bill Lyons
Paul Sturm

38	Morningstar, Inc. 2011 Proxy Statement

Principal Accounting Firm Fees

The following tables show the fees that we paid or accrued for audit and other services provided to us by Ernst & Young LLP, our principal accounting firm, for fiscal years 2010 and 2009.

	2010	2009
Audit Fees	$798,539	$794,045
Audit-Related Fees	—	—
Tax Fees	31,300	846
All Other Fees	1,995	1,995
Total	$831,834	$796,886

Audit Fees

This category includes fees for the audit of our annual financial statements and the audit of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required in jurisdictions outside the United States.

Audit-Related Fees

There were no fees for Audit-Related services in 2010 or 2009. The items included in this category consist of assurance and related services that are normally provided by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and accounting consultations and audits performed in connection with acquisitions.

Tax Fees

This category mainly consists of tax compliance and consultation services. In 2010 and 2009, $31,300 and $846, respectively, was for assistance with the preparation of tax returns.

All Other Fees

This category includes the fees paid for a subscription to an online accounting research tool provided by Ernst & Young.

Morningstar, Inc. 2011 Proxy Statement	39

Certain Relationships and Related

Party Transactions

Review and Approval of Related Party Transactions

Our Code of Ethics is designed to help our directors, executive officers, and other employees address situations that may involve a conflict of interest. These include situations in which an individual’s personal interests are in conflict with the interests of the company; situations in which an individual or family member receives personal benefits as a result of his or her position with the company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the company.

The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee review potential conflicts of interests of prospective and current directors. Under our Corporate Governance Guidelines, if an actual or potential conflict of interest develops for any reason, including, without limitation, a change in our business operations or in a director’s circumstances, the director should immediately report that matter to our General Counsel for evaluation. Our General Counsel has the discretion to report any actual or potential conflicts to the Chair of the Nominating and Corporate Governance Committee and is required to report to the Chair all conflicts that would require disclosure as a related party transaction or involve a relationship with a competitor. If a significant conflict cannot be resolved, the director may be expected to resign.

The Audit Committee Charter requires that the Audit Committee review all related party transactions involving directors and executive officers. In addition, the Board reviews the independence of each director on an annual basis. As part of this process, the Board reviews and discusses information provided by the directors and management about each director’s business and personal activities as they relate to the company. Related party transactions are disclosed to all directors during this process. See Board of Directors and Corporate Governance—Independent Directors for additional information about the Board’s independence review.

Relationships with Morgan Stanley

As described in the beneficial ownership table beginning on page 13 of this proxy statement, Morgan Stanley holds, on behalf of itself and its clients for whom it has taken investment discretion, 7.07% of our common stock. We have a variety of commercial relationships with Morgan Stanley, the most significant of which are: Morgan Stanley licenses a portion of Morningstar Advisor Workstation and Site Builder tools; we provide Licensed Data and Investment Consulting services to Morgan Stanley; and Morgan Stanley provides brokerage and execution services related to our stock option and stock repurchase programs. We recorded revenue of approximately $6.3 million from Morgan Stanley in 2010.

Employment of Family Member of Frank Ptak

Jeff Ptak, the son of our former director Frank Ptak, is employed by Morningstar Investment Services, Inc., a wholly owned subsidiary of the company. Frank Ptak did not stand for re-election at the 2010 annual meeting. In 2010, Jeff received a base salary of $145,000 and a bonus of $80,000. Also during 2010, Jeff received a grant of restricted stock units with a value equal to $99,986 at grant, which vest over a period of four years.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a practical matter, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf.

40	Morningstar, Inc. 2011 Proxy Statement

Based solely on a review of the copies of such forms in our possession, and on written representations from our directors and executive officers, we believe that during 2010, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

Shareholder Proposals or Nominations

Any proposal that a shareholder wishes to include in our proxy statement for presentation at our 2012 annual meeting must be received by us no later than December 9, 2011. The shareholder proposal must be submitted, along with proof of ownership of our stock in accordance with Exchange Act Rule 14a-8(b)(2), to our principal executive offices, in care of our General Counsel and Corporate Secretary, by mail to Richard Robbins, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal be submitted by certified mail—return receipt requested. We strongly encourage any shareholder interested in submitting a proposal to contact our General Counsel and Corporate Secretary in advance of this deadline to discuss the proposal. Shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

Shareholders who intend to nominate a director or present a proposal at our 2012 annual meeting without seeking to include the proposal in our proxy statement must provide us notice of the proposal or nomination no earlier than November 8, 2011 and no later than December 9, 2011. The notice must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of shares and must include certain information specified in our by-laws and information as to the shareholder’s ownership of our stock. You can view a copy of the by-laws on our Investor Relations website at http://global.morningstar.com/US/InvestorRelations in the Corporate Governance section. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The proposal or nomination must be submitted to our principal executive offices, in care of our General Counsel and Corporate Secretary, by mail to Richard Robbins, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal or nomination be submitted by certified mail—return receipt requested.

The Nominating and Corporate Governance Committee will review all shareholder proposals and nominations and will make recommendations to the Board for action on any such proposals or nominations. For information on recommending individuals for consideration as nominees through our Nominating and Corporate Governance Committee, see Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.

Obtaining Our Financial Statements

Our financial statements for the year ended December 31, 2010 are included in our 2010 Annual Report to Shareholders, which we made available to our shareholders at the same time as this proxy statement. Additional copies of our 2010 Annual Report and this proxy statement can be obtained by calling our Investor Relations department at (312) 696-6621. Our 2010 Annual Report and this proxy statement are available on the Internet at http://global.morningstar.com/US/InvestorRelations.

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Communicating With Us

We encourage all interested parties—including securities analysts, potential shareholders, and others—to submit questions to us in writing. If you have a question about our business, please contact us by (1) sending an e-mail message to investors@morningstar.com, (2) sending a fax to (312) 696-6009, or (3) sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 West Washington Street, Chicago, Illinois 60602. We will make written responses to selected inquiries available to all investors at the same time in Form 8-K reports furnished to the Securities and Exchange Commission each month.

Our Investor Relations website, located at http://global.morningstar.com/US/InvestorRelations, contains press releases, earnings releases, and financial information, as well as corporate governance information and links to our SEC filings. If you would like to receive information such as our latest investor information kit or annual report, please send your request to investors@morningstar.com.

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Appendix A:
Morningstar, Inc. 2011 Stock Incentive Plan

I. INTRODUCTION

1.1 Purposes. The purposes of the Morningstar, Inc. 2011 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, other employees and consultants or other independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Stock Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, no par value, of the Company, and all rights appurtenant thereto.

“Company” shall mean Morningstar, Inc., an Illinois corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the last trading day prior to the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the last trading day prior to the date as of which such value is being determined or, if there shall be no reported transactions on the date prior to the date as of which such value is being determined, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.2(b)(ii).

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“Mansueto Holder” shall mean Joe Mansueto, his spouse and descendants, and any trustee or custodian for and on behalf of Joe Mansueto or his spouse or descendants.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: earnings before or after interest and/or taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net earnings; operating earnings or income; earnings growth; net income; pretax operating earnings after interest expense and before incentives and/or extraordinary or special items; net income per share; cash flows, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity; stock price; return on common shareholders’ equity; return on capital; return on investments; return on assets; economic value added (income in excess of cost of capital); expense reduction; ratio of operating expenses to operating revenues; interest expense; revenues; revenue backlog; gross margin; operating margin; margins realized on delivered services; total shareholder return; dept-to-capital ratio; market share; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Morningstar, Inc. 2004 Stock Incentive Plan, as amended, or any other plan maintained by the Company under which equity compensation awards are outstanding as of the effective date of the Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

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“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock Award” shall mean an award of Common Stock that is not subject to any vesting conditions.

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems

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necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chairman and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chairman and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chairman and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chairman and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chairman and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, nonemployee directors, consultants or other independent contractors, and persons expected to become officers, other employees, nonemployee directors and consultants or other independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a nonemployee director or independent contractor and periods during which a participant is on an approved leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 5,000,000 shares of Common Stock shall be available for all awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards and delivered upon the settlement of Performance Units. To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or granted under or governed by a Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option), (ii) the settlement of such award in cash, (iii) the withholding of shares of Common Stock by the Company to pay the exercise price of an option, or (iv) the withholding of shares of Common Stock by the Company to pay withholding taxes relating to an award under this Plan, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

Subject to adjustment as provided in Section 5.7 and all other limits set forth in this Section 1.5, including the share limit on all awards available under this Plan, the maximum number of shares of Common Stock that may be issued pursuant to Unrestricted Stock Awards during any fiscal year of the Company shall be 2,000.

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To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $2,500,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may

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reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, to the extent required by the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded, the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a repricing, without the approval of the shareholders of the Company.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

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3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the

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forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

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V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2011 annual meeting of shareholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of shareholders, shall become effective as of the date on which the Plan was approved by the Board. This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

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5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the shares and awards available under this Plan as set forth under Section 1.5 (including, without limitation, the aggregate number and class of securities available under this Plan, the number and class of securities available for grants of Unrestricted Stock Awards, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, and the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control.

(a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)                 require that (A) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(ii)             require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7;

(iii)           require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to

52	Morningstar, Inc. 2011 Proxy Statement

Section 5.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above; and/or

(iv)            take such other action as the Board deems appropriate, in its sole discretion.

(b) A “Change in Control” of the Company means the occurrence of any of the following events:

(i)                 The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, any Mansueto Holder, any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)              The consummation of a reorganization, merger, consolidation of the Company, statutory share exchange or similar form of corporate transaction involving the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (a) the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or (b) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction; or

(iii)           a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

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5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. A holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee. Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

54	Morningstar, Inc. 2011 Proxy Statement

Morningstar, Inc.
22 West Washington Street
Chicago
Illinois, 60602

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date MORNINGSTAR, INC. M30712-P06676 MORNINGSTAR, INC. 22 WEST WASHINGTON STREET CHICAGO, IL 60602 Yes No 1. Election of Directors VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Morningstar in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR all of the listed nominees. For Against Abstain For Against Abstain 1a. Joe Mansueto 1b. Don Phillips 1c. Cheryl Francis 1d. Steve Kaplan 1e. Bill Lyons 1f. Jack Noonan 1h. Hugh Zentmyer 1g. Paul Sturm 2. Approval of the Morningstar, Inc. 2011 Stock Incentive Plan. 3. Advisory vote on executive compensation. 4. Advisory vote on the frequency of votes on executive compensation. Please indicate if you plan to attend this meeting. 5. Ratification of the appointment of KPMG LLP as Morningstar's independent registered public accounting firm for 2011. Please sign your name(s) as it appear(s) on this proxy. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title. The Board of Directors recommends you vote FOR proposals 2, 3 and 5, and 3 YRS on proposal 4. 3 Years 2 Years 1 Year Abstain For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M30713-P06676 This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2011. The shares of stock you hold in this account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Items 1, 2, 3, and 5, FOR a 3 YEAR frequency on Item 4, and in the discretion of the proxyholders on any other matter that properly comes before the meeting. By signing the proxy, you revoke all prior proxies and appoint Scott Cooley and Richard Robbins, or either of them, with full power of substitution to vote these shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and all adjournments. Continued and to be voted on reverse side May 17, 2011 9:00 A.M. Proxy for Annual Meeting of Shareholders Proxy – MORNINGSTAR, INC.